EXHIBIT 4.10

EXECUTION VERSION

CORN PRODUCTS INTERNATIONAL, INC.

PRIVATE SHELF AGREEMENT

$200,000,000

PRIVATE SHELF FACILITY

Dated as of March 25, 2010

(Not Part of Agreement)

i

(continued)

(continued)

EXHIBITS AND SCHEDULES

PURCHASER SCHEDULE
INFORMATION SCHEDULE

EXHIBIT A	—	FORM OF SHELF NOTE
EXHIBIT B	—	FORM OF REQUEST FOR PURCHASE
EXHIBIT C	—	FORM OF CONFIRMATION OF ACCEPTANCE
EXHIBIT D-1	—	FORM OF OPINION OF COMPANY GENERAL COUNSEL
EXHIBIT D-2	—	FORM OF OPINION OF COMPANY OUTSIDE COUNSEL

SCHEDULE 8G		AGREEMENTS RESTRICTING INDEBTEDNESS

CORN PRODUCTS INTERNATIONAL, INC.
5 Westbrook Corporate Center
Westchester, IL 60154

As of March 25, 2010

Prudential Investment Management, Inc. (“Prudential”)

Each Prudential Affiliate (as hereinafter
   defined) which becomes bound by certain
   provisions of this Agreement as hereinafter
   provided

c/o Prudential Capital Group
Two Prudential Plaza, Suite 5600
Chicago, Illinois 60601

Ladies and Gentlemen:

The undersigned, Corn Products International, Inc., a Delaware corporation (herein called the “Company”), hereby agrees with you as set forth below.  Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined herein.

1.                                      AUTHORIZATION OF ISSUE OF SHELF NOTES.  The Company will authorize the issue of its senior promissory notes (the “Shelf Notes”) in the aggregate principal amount of $200,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 12 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no less than 6 years and no more than 10 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2E, and to be substantially in the form of Exhibit A attached hereto.  The terms “Shelf Note”, “Note”, “Shelf Notes” and “Notes” as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision.  Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.

2.                                      PURCHASE AND SALE OF SHELF NOTES.

2A.                             Facility.  Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement.  The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”.  At any time, the aggregate principal amount of Shelf Notes stated in paragraph 1, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time.  NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

2B.                             Issuance Period.  Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if the date of such anniversary is not a Business Day, the Business Day next preceding such anniversary), (ii) the 30th day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such 30th day is not a Business Day, the Business Day next preceding such 30th day), (iii) the last Closing Day after which there is no Available Facility Amount, (iv) the termination of the Facility under paragraph 7A of this Agreement, and (v) the acceleration of any Note under paragraph 7A of this Agreement.  The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.

2C.                             Request for Purchase.  The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”).  Each Request for Purchase shall be made to Prudential by electronic mail (email), facsimile transmission or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $10,000,000, and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities (which shall be no more than 12 years from the date of issuance), average life (which shall be no less than 6 years and no more than 10 years from the date of issuance), principal prepayment dates (if any) and amounts and interest payment periods (quarterly or semi-annually in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit B attached hereto.  Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

2D.                             Rate Quotes.  Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2C, Prudential shall either (i) provide to the Company by telephone, electronic mail (email) or facsimile transmission, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules and interest payment periods of Shelf Notes specified in such Request for Purchase.  Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which a Prudential Affiliate or Affiliates would be willing to purchase such Shelf Notes at 100% of the principal amount thereof or (ii) inform the Company that it will not be providing such interest rate quotes.

2E.                               Acceptance.  Within the Acceptance Window with respect to any interest rate quotes provided pursuant to paragraph 2D, the Company may, subject to paragraph 2F, elect to accept such interest rate quotes as to not less than $10,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase.  Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or facsimile transmission within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an “Accepted Note”) as to which such acceptance (herein called an “Acceptance”) relates.  The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes.  Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes.  Subject to paragraph 2F and the other terms and conditions hereof, the Company agrees to sell to a Prudential Affiliate or Affiliates, and Prudential agrees to cause the purchase by a Prudential Affiliate or Affiliates of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a “Confirmation of Acceptance”).  If the Company should fail to execute and return to Prudential within three Business Days following the Company’s receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential or any Prudential Affiliate may at its election at any time prior to Prudential’s receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

2F.                               Market Disruption.  Notwithstanding the provisions of paragraph 2E, if Prudential shall have provided interest rate quotes pursuant to paragraph 2D and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2E the domestic market for U.S. Treasury securities or other financial instruments shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or other financial instruments, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes.  If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2F are applicable with respect to such Acceptance.

2G.                             Facility Closings.  Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, 180 North Stetson Street, Suite 5600, Chicago, Illinois 60601, Attention:  Law Department, or at such other place as Prudential may have directed, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account specified in the Request for Purchase of such Notes.  If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2G, or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2H(iii) or (ii) such closing is to be canceled.  In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled.  Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

2H.                             Fees.

2H(i).                 Structuring Fee.  At the time of the execution of this Agreement by the Company and Prudential, the Company will pay to each Purchaser by wire transfer of immediately available funds, such Purchaser’s ratable portion (in proportion to the aggregate principal amount of the Notes to be purchased by such Purchaser) of a structuring fee (herein called the “Structuring Fee”) in the aggregate amount for all Purchasers, of $200,000.

2H(ii).             Issuance Fee.  The Company will pay to each Purchaser in immediately available funds a fee (herein called the “Issuance Fee”) on each Closing Day in an amount equal to 0.10% of the aggregate principal amount of Shelf Notes sold to such Purchaser on such Closing Day, provided, however, that no Issuance Fee shall be due with respect to the initial issuance of any

Shelf Notes pursuant to this Agreement if the Closing Day for such Shelf Notes is on or before June 23, 2010.

2H(iii).         Delayed Delivery Fee.  If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the 42nd day following the Acceptance Day for such Accepted Note, the Company will pay to the Purchaser which shall have agreed to purchase such Accepted Note (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the “Delayed Delivery Fee”) calculated as follows:

(BEY — MMY) X DTS/360 X PA

where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential and having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days for such Accepted Note (a new alternative investment being selected by Prudential each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the 42nd day after the Acceptance Day for such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent Delayed Delivery Fee payment with respect to such Accepted Note) to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made.  In no case shall the Delayed Delivery Fee be less than zero.  Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2G.

2H(iv).            Cancellation Fee.  If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2E or the penultimate sentence of paragraph 2G that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Company will pay to the Purchaser which shall have agreed to purchase such Accepted Note in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:

PI X PA

where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and “PA” has the meaning ascribed to it in paragraph 2H(iii).  The foregoing bid and ask prices shall be as reported on the Bloomberg Financial Markets service provided by Bloomberg L.P. (or, if such data for any reason ceases to be available through Bloomberg Financial Markets, any publicly available source of similar market data).  Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place.  In no case shall the Cancellation Fee be less than zero.

3.                                      CONDITIONS OF CLOSING.  Each Purchaser’s obligation to purchase and pay for the Notes to be purchased by such Purchaser hereunder on any Closing Day is subject to the satisfaction, on or before such Closing Day, of the following conditions:

3A.                             Certain Documents.  Such Purchaser shall have received original counterparts or, if satisfactory to such Purchaser, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such Purchaser dated the date of the applicable Closing Day unless otherwise indicated, and, on the applicable Closing Day, in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:

(i)                                     The Note(s) to be purchased by such Purchaser on such Closing Day in substantially the form of Exhibit A;

(ii)                                  a Secretary’s Certificate signed by the Secretary or an Assistant Secretary and one other officer of the Company certifying, among other things, (a) as to the names, titles and true signatures of the officers of the Company authorized to sign the Notes being delivered on such Closing Day and the other documents to be delivered in connection with this Agreement and the other Transaction Documents to which the Company is a party, (b) that attached thereto is a true, accurate and complete copy of the certificate of incorporation or other formation documents of the Company certified by the Secretary of State of the state of organization of the Company as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the by-laws, operating agreement or other organizational documents of the Company which were duly adopted and are in effect as of such Closing Day and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d), below, (d) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors or other managing body of the Company duly adopted at a meeting or by unanimous written consent of such board of directors or other managing body, authorizing the execution, delivery and performance of this Agreement, the Notes or other Transaction Documents to which the Company is a party, being delivered on such Closing Day and the other documents to be delivered in connection with this Agreement and such other Transaction Documents to which the Company is a party, and that such resolutions have not been amended, modified, revoked or rescinded, and are in full force and effect and are the only resolutions of the shareholders, partners or members of the Company or of such board of directors or other managing body or any committee thereof relating to the subject matter thereof, (e) this Agreement, the Notes and the other Transaction Documents being delivered on such Closing Day and the other documents to be delivered in connection with this Agreement and the other Transaction Documents executed and delivered to such Purchaser by the Company are in the form approved by its board of directors or other managing body in the resolutions referred to in clause (d), above and (f) that no dissolution or liquidation proceedings as to the Company or any Subsidiary have been commenced or are contemplated; provided, however, that with respect to any Closing Day subsequent to the initial Closing Day, if none of the matters certified to in the certificate delivered by the Company under this clause (ii) on any prior Closing Day have changed and the resolutions referred to in sub-clause (d) of this clause (ii) authorize the execution and delivery of the Notes being delivered on such subsequent Closing Day, then the Company may, in lieu of the certificate described above, deliver a Secretary’s Certificate signed by its Secretary or Assistant Secretary certifying that there have been no changes to the matters certified to in the certificate delivered by the Company delivered on such prior Closing Day under this clause (ii);

(iii)                               a certificate of corporate good standing for the Company from the Secretary of State of Delaware and of each state in which the Company is required to be qualified to transact business as a foreign organization, in each case dated as of a recent date except to the extent that failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect; and

(iv)                              such other certificates, documents and agreements as such Purchaser may reasonably request.

3B.                             Opinion of Prudential’s Special Counsel.  Such Purchaser shall have received from Wiley S. Adams, Vice President and Corporate Counsel of Prudential, or such other counsel who is acting as special counsel for such Purchaser in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

3C.                             Opinion of Company’s Counsel.  Such Purchaser shall have received from Mary Ann Hynes, General Counsel of the Company, and Sidley Austin LLP, special counsel for the Company (or such other counsel designated by the Company and acceptable to such Purchaser), a favorable opinion satisfactory to such Purchaser, dated such Closing Day, and substantially in the form of Exhibit D attached hereto and as to such other matters as such Purchaser may reasonably request.  The Company, by its execution hereof, hereby requests and authorizes such special counsel to render such opinions and to allow such Purchaser to rely on such opinions, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such request and authorization, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

3D.                             Representations and Warranties; No Default; Satisfaction of Conditions.  The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, both before and immediately after giving effect to the issuance of the Notes to be issued on such Closing Day and to the consummation of any other transactions contemplated hereby; there shall exist on such Closing Day no Event of Default or Default, both before and immediately after giving effect to the issuance of the Notes to be issued on such Closing Day and to the consummation of any other transactions contemplated hereby; the Company shall have performed all agreements and satisfied all conditions required under this Agreement to be performed or satisfied on or before such Closing Day; and the Company shall have delivered to such Purchaser an Officer’s Certificate, dated such Closing Day, to each such effect.

3E.                               Purchase Permitted by Applicable Laws.  The purchase of and payment for the Notes to be purchased by such Purchaser on such Closing Day on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.  All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery and performance of this Agreement and the Notes to be issued on such Closing Day or the consummation of the transactions contemplated hereby or thereby shall have been issued or made, shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser.

3F.                               Payment of Fees.  The Company shall have paid to such Purchaser in immediately available funds any fees due it pursuant to or in connection with this Agreement, including any Structuring Fee due pursuant to paragraph 2H(i), any Issuance Fee due pursuant to paragraph 2H(ii) and any Delayed Delivery Fee due pursuant to paragraph 2H(iii).

3G.                             Fees and Expenses.  Without limiting the provisions of paragraph 11B hereof, the Company shall have paid the reasonable fees, charges and disbursements of any special counsel to the Purchasers in connection with this Agreement or the transactions contemplated hereby.

3H.                             Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

4.                                      PREPAYMENTS.  Any Shelf Notes shall be subject to prepayment only with respect to the required prepayments specified in paragraph 4A and paragraph 4E, the optional prepayments permitted by paragraph 4B, and upon acceleration pursuant to paragraph 7A.

4A.                             Required Prepayments.  Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

4B.                             Optional Prepayment With Yield-Maintenance Amount.  The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $1,000,000 and in a minimum amount of $5,000,000 on any one occurrence), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note.  Any partial prepayment of a Series of Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal thereof (including the required payment of principal due upon the maturity thereof) in inverse order of their scheduled due dates.

4C.                             Notice of Optional Prepayment.  The Company shall give the holder of each Note of a Series to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than 30 days prior to the prepayment date (which shall be a Business Day), specifying such prepayment date and the aggregate principal amount of the Notes of such Series, and the Notes of such Series held by such holder, to be prepaid on such date, and stating that such prepayment is to be made pursuant to paragraph 4B.  Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date.  The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

4D.                           Application of Prepayments.  In the case of each prepayment of less than the entire outstanding principal amount of all Notes of any Series pursuant to paragraphs 4A or 4B, the principal amount so prepaid shall be allocated pro rata to all Notes of such Series at the time outstanding in proportion to the respective outstanding principal amounts thereof.

4E.                             Offer to Prepay Notes in the Event of a Change of Control.

4E(1).                Notice of Change of Control.  The Company will, at least 30 days prior to any impending Change of Control, or if later promptly after the first public announcement of any impending Change of Control, give written notice of such Change of Control to each holder of the Notes.  Such notice shall contain and constitute an offer to prepay the Notes as described in paragraph 4E(3) and shall be accompanied by the certificate described in paragraph 4E(6).  The notice shall state that the offer to prepay is conditioned on the occurrence of the Change of Control.

4E(2).                Notice of Acceptance of Offer under Paragraph 4E(1).  Unless the Company shall have received an acceptance to an offer to prepay Notes under paragraph 4E(1) from all of the holders of the Notes, the Company will, no later than five Business Days prior to the prepayment date, give written notice thereof, stating each holder of Notes that has given an acceptance to such offer, to each holder of Notes that shall not have accepted such offer to prepay as of the date such notice shall be given.

4E(3).                Offer to Prepay Notes.  The offer to prepay Notes contemplated by paragraph 4E(1) shall be an offer to prepay, in accordance with and subject to this paragraph 4E, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) at the time of the occurrence of the Change of Control.

4E(4).                Rejection; Acceptance.  A holder of Notes may accept or reject the offer to prepay made pursuant to this paragraph 4E by causing a notice of such acceptance or rejection to be delivered to the Company prior to the prepayment date.  A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this paragraph 4E shall be deemed to constitute an acceptance of such offer by such holder.

4E(5).                Prepayment.  Prepayment of the Notes to be prepaid pursuant to this paragraph 4E shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment and the Yield-Maintenance Amount, if any, with respect thereto.  The prepayment shall be made at the time of occurrence of a Change of Control.

4E(6).                Officer’s Certificate.  Each offer to prepay the Notes pursuant to this paragraph 4E shall be accompanied by a certificate, executed by a Authorized Officer of the Company and dated the date of such offer, specifying (i) the expected prepayment date (which shall be the date of the Change of Control), (ii) that such offer is made pursuant to this paragraph 4E, (iii) the principal amount of each Note offered to be prepaid, (iv) the interest that would be due on each Note offered to be prepaid, accrued to the prepayment date, and (v) in reasonable detail and the nature of the Change of Control.

4F.                               No Acquisition of Notes.  The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B, upon acceptance of an offer to prepay pursuant to paragraph 4E, or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions.  Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.

5.                                      AFFIRMATIVE COVENANTS.  During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

5A.                             Financial Statements.  The Company covenants that it will deliver to each Significant Holder in duplicate:

(i)                                     as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, prepared in accordance with generally accepted accounting principles applicable to quarterly financial statements and certified in a customary manner by an authorized financial officer of the Company; provided, however, that delivery within the time period specified above pursuant to clause (iii)

below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period (including all financial statement exhibits and financial statements incorporated by reference therein) prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have made such Form 10-Q available on “EDGAR” by the time required above (such availability thereof being referred to as “Electronic Delivery”);

(ii)                                  as soon as practicable and in any event within 90 days after the end of each fiscal year, a copy of the year-end financial statements for such year for the Company and its Subsidiaries, prepared in accordance with generally accepted accounting principles and certified in a manner acceptable to Prudential and the Required Holder(s) by independent public accountants of recognized national standing selected by the Company and acceptable to Prudential and the Required Holder(s), which acceptance by Prudential and the Required Holder(s) not be unreasonably withheld; provided, however, that delivery within the time period specified above pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year (including all financial statement exhibits and all financial statements incorporated by reference therein) prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii), provided, further that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have made Electronic Delivery thereof by the time required above;

(iii)                               promptly after the sending or filing thereof, copies of all reports which the Company sends to any of its security holders, and copies of all reports and registration statements which the Company files with the Securities and Exchange Commission; provided that the Company shall be deemed to have made such delivery of any such report or registration statement if it shall have made Electronic Delivery thereof and shall have given Prudential and each Significant Holder notice of such availability on EDGAR in connection with each delivery by the time required hereby; and

(iv)                              with reasonable promptness, such other information as Prudential and the Required Holder(s) may reasonably request.

Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer’s Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A(1) and 6A(2), and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.  The Company also covenants that promptly after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer’s Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

5B.                             Information Required by Rule 144A.  The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A(d)(4) under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act.  For the purpose of this paragraph 5B, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

5C.                             Inspection of Property.  The Company covenants that it will permit any Person designated by Prudential or the Required Holder(s) in writing, at it or their expense if no Default or Event of Default exists and at the Company’s expense if a Default or an Event of Default exists, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries with any such Person), all at such reasonable times and as often as Prudential or the Required Holder(s) may reasonably request and provided that any Confidential Information provided to any such Person shall be subject to the provisions of paragraph 11C, such Person shall have been made aware of the provisions of paragraph 11C, and any breach of the provisions of paragraph 11C by such Person shall be deemed a breach of paragraph 11C by Prudential or the Required Holder(s) who designated such Person.

5D.                             Covenant to Secure Notes Equally.  The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11D), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured; provided that the creation and maintenance of such equal and ratable Lien shall not in any way limit or modify the right of the holders of the Notes to enforce the provisions of paragraph 6B.

5E.                               Compliance with Law.  The Company covenants that it will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, environmental laws, and will obtain and maintain in full force and effect all licenses, certificates, permits, franchises, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or governmental bodies having jurisdiction over the Company and its Subsidiaries or any of their respective properties necessary to the ownership, operation or maintenance of their respective properties or to the conduct of their respective businesses, in each case except to the extent that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in full force and effect such licenses, certificates, permits, franchises, operating rights and other authorizations would not, individually or in the aggregate, have a Material Adverse Effect.

5F.                               Maintenance of Insurance.  The Company covenants that it will, and will cause each of its Subsidiaries to, maintain, with responsible and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities engaged in the same or similar and similarly situated business.

5G.                             Maintenance of Properties.  The Company covenants that it will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective material properties so that the business carried on in connection therewith may be conducted, provided that this paragraph 5G shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such discontinuance would not, individually or in the aggregate, have a Material Adverse Effect.

5H.                             Payment of Taxes.  The Company covenants that it will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies payable by any of them, and to pay and discharge all amounts payable for work, labor and materials, in each case to the extent such taxes, assessments, charges, levies and amounts payable have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or amount payable if (i) the amount, applicability or validity thereof is being actively contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with generally accepted accounting principles on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and amounts payable in the aggregate would not have a Material Adverse Effect.

5I.                                  Corporate Existence.  The Company will at all times preserve and keep in full force and effect its corporate existence and will at all times preserve and keep in full force and effect the corporate, limited liability company or partnership, as the case may be, existence of each of its Significant Subsidiaries, except to the extent otherwise permitted under paragraph 6C; provided, however, that each such Person and its Subsidiaries may consummate any merger, amalgamation, consolidation or disposition permitted under paragraph 6C or paragraph 6F and may wind up, liquidate or dissolve any of their respective inactive Subsidiaries.

5J.                               Subsequent Guarantors.  If at any time a Person becomes a joint- or co-obligor with the Company under, or is obligated under a Guarantee with respect to, any Debt of the Company under the Company’s primary bank facility (it being understood that as of the date of this Agreement Canada Starch is not a joint- or co-obligor with under such facility) or under any other Primary Debt Obligations of the Company (a “Creditors’ Guarantee”), then the Company shall cause such Person at such time to execute and deliver to Prudential and the holders of the Notes a Guarantee with respect to the obligations of the Company under this Agreement and the Notes which is in substantially the same form as such Creditors’ Guarantee, and will provide to the holders of the Notes such certificates, legal opinions and other documents and instruments, and the benefit of such representations, warranties, covenants and defaults, with respect to the

Guarantee being delivered under this paragraph 5J as are provided to or for the benefit of the holders of the Debt relating to such Creditors’ Guarantee with respect to such Creditors’ Guarantee; provided, that if such Creditors’ Guarantee shall expire or otherwise terminate, then the Guarantee with respect to the obligations of the Company under this Agreement and the Notes required under this paragraph 5J to be provided by virtue of such expired or terminated Creditors’ Guarantee shall likewise terminate and be of no further force or effect so long as (i) at the time of such expiration or termination, and after giving effect thereto, no Default or Event of Default shall exist, and (ii) if any fees or other compensation or concessions are given to obtain the release or termination of any such Creditors’ Guaranty to which such Person was a party, then the holders of the Notes shall have received such fees or other compensation or concessions on a proportionate basis based upon the relative outstanding principal amount of the Notes and the relative outstanding principal amount of the Debt that was the subject of such Creditors’ Guarantee at the time of such release or other termination.  For purposes of clarity, the expiration or termination of any Creditors’ Guarantee shall not relieve the Company of any obligations it may have under this paragraph 5J with respect to any other Creditors’ Guarantee that shall not have expired or terminated.

6.                                      NEGATIVE COVENANTS.  During the Issuance Period and so long thereafter as any Note or other amount due hereunder is outstanding and unpaid, the Company covenants as follows:

6A.                             Financial Covenants.

6A(1).              Leverage Ratio.  The Company covenants that it will not permit the Leverage Ratio for any Measurement Period to exceed 3.25:1.00.

6A(2).              Interest Coverage Ratio.  The Company covenants that it will not permit the Interest Coverage Ratio for any Measurement Period to be less than 3.25:1.00.

6B.                             Liens, Etc.  The Company covenants that it will not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, other than:

(i)                                     Liens permitted under section 8.1(a) of the Credit Agreement, as the Credit Agreement is in effect on the date hereof and irrespective of whether the Credit Agreement is then in effect,

(ii)                                  purchase money Liens upon or in any property acquired or held by such Person or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property,

(iii)                               Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition),

(iv)                              Liens in respect of the obligations of any entity which becomes a Subsidiary after the date hereof which Lien is in existence on the date such entity becomes a Subsidiary, provided that (a) no such Lien shall have been created in contemplation of such entity becoming a Subsidiary, and (b) any such lien shall extend solely to the property subject to such lien at the time such entity became a Subsidiary,

(v)                                 Liens (other than those referred to in clauses (i), (ii), (iii) and (iv) above) at any time outstanding securing an aggregate principal amount of Debt not exceeding $100,000,000 at any time (or its equivalent in another currency),

(vi)                              Liens existing pursuant to a securitization program permitted under paragraph 6D provided that the aggregate principal amount of the Debt secured by such Liens shall not exceed $85,000,000, (or its equivalent in another currency) at any time outstanding, or

(vii)                           Liens on the property or assets of the Company or any Subsidiary securing Debt owing to the Company or any Wholly-Owned Subsidiary.

Notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary to, create or suffer to exist any Lien upon or with respect to its properties under clause (v) of this paragraph 6B to secure any Debt outstanding under the Company’s primary bank facility unless (a) the Notes and the Company’s obligations under this Agreement are secured by a Lien on such property on a pari passu basis with such Debt pursuant to documentation reasonably satisfactory in form and substance to Prudential and the Required Holder(s), and (b) all of the holders of such Debt shall have entered into an intercreditor agreement with the holders of the Notes in form and substance reasonably satisfactory to Prudential and the Required Holder(s).

6C.                             Mergers, Etc.  The Company covenants that it will not merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Company may merge, amalgamate or consolidate with or into, or transfer assets to, or acquire assets of, any other Subsidiary of the Company and except that any Subsidiary of the Company may merge into, amalgamate with or transfer assets to such Person and such Person may merge, amalgamate or consolidate, and any Subsidiary of the Company may merge, amalgamate or consolidate, with or into any other Person, including the Company; provided in each case that, immediately after giving effect to such proposed transaction, no Default or Event of Default would exist and in the case of any such merger, amalgamation or consolidation to which the Company is a party, the Person into which or with which the Company shall be merged, amalgamated or formed by any such consolidation shall first or simultaneously assume the Company’s obligations under this Agreement, the Notes and the other Transaction Documents, in each case, in an agreement or instrument reasonably satisfactory in form and substance to Prudential and the Required Holder(s); provided further, that this paragraph 6C shall not prohibit a Subsidiary of the Company from entering into a merger, amalgamation or consolidation, or selling all or substantially all of its assets, to the extent permitted under paragraph 5I or in connection with a sale, transfer or other disposition permitted by paragraph 6F.

6D.                             Debt.  The Company covenants that it will not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt if such creation, incurrence, assumption or suffrage would cause (i) the aggregate principal amount of Borrowed Debt owing by the Subsidiaries to non-Affiliates to exceed 45% of the aggregate principal amount of Consolidated Borrowed Debt of the Company and its Subsidiaries or (ii) Consolidated Debt of the Company and their Subsidiaries which constitutes Invested Amounts to exceed $85,000,000.

6E.                               Change in Nature of Business.  The Company covenants that it will not make, or permit one or more of its Subsidiaries to make, any material change in the nature of the business of such Person and its Subsidiaries taken as a whole as carried on at the date hereof; provided, however, that this paragraph 6E shall not prohibit the sale, transfer, winding up, liquidation or dissolution of a Subsidiary permitted under paragraph 5I or paragraph 6F.

6F.                               Disposition of Assets.  The Company covenants that it will not lease, sell, transfer or otherwise dispose of, or permit any of its Subsidiaries to lease, sell, transfer or otherwise dispose of, voluntarily or involuntarily, any assets except for consideration in an amount not less than the fair market value of such asset, and, in the case of any material assets so disposed of, as determined in good faith by such Person’s Board of Directors and only if such Person promptly notifies Prudential and each Significant Holder of such lease, sale, transfer, or other disposition of material assets, excluding, however, (i) sales of inventory in the ordinary course of business, (ii) sales, transfers and other dispositions of equipment determined to be obsolete or no longer useful, (iii) sales, transfers or other dispositions of margin stock, (iv) sales, transfers and other dispositions of accounts receivable originated by the Company or any Subsidiary thereof that are subject to a securitization program permitted under paragraph 6D, (v) non-recourse sales, transfers and other dispositions of accounts receivable at discounts reflective of prevailing local market rates provided the aggregate amount of all such sales, transfers and other dispositions of accounts receivables in any month does not to exceed 25% of the prior month end consolidated accounts receivable of the Company and its Subsidiaries, (vi) sales, transfers or other dispositions of other assets of such Person and its Subsidiaries to the extent that the aggregate fair market value of all such other assets so leased, sold (including, without limitation, sale and leaseback transactions), transferred and disposed after the date hereof shall not exceed $50,000,000 (or its equivalent in another currency), and (vii) sales, leases, transfers or other dispositions of property or assets of any Subsidiary or capital stock of any Subsidiary to the Company or any of its Subsidiaries; provided that if such sale, lease, transfer or other disposition of property is made to a Subsidiary which is not a Wholly-Owned Subsidiary, then (a) such sale, lease, transfer or other disposition must be made on an arm’s length basis, and (b) at the time of such sale, lease, transfer or other disposition, and after giving effect thereto, no Default or Event of Default shall be in existence.

6G.                             Terrorism Sanctions Regulations.  The Company covenants that it will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

7.                                      EVENTS OF DEFAULT.

7A.                             Acceleration.  If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(i)                                     the Company defaults in the payment of any principal of, or Yield- Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

(ii)                                  the Company defaults in the payment of any interest on any Note for more than 5 days after the date due; or

(iii)                               the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit), other than Debt evidenced by the Notes or otherwise arising under this Agreement (which are subject to the provisions of clauses (i) and (ii) of this paragraph 7A), beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $50,000,000; or

(iv)                              any representation or warranty made by the Company herein or in any other Transaction Document or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement or in any other Transaction Document shall be untrue or incorrect in any material respect on the date as of which made; or

(v)                                 the Company fails to perform or observe any agreement contained in paragraph 4E or paragraph 6; or

(vi)                              the Company fails to perform or observe any other agreement, term or condition contained herein or in any other Transaction Document and such failure shall not be remedied within 30 days after the date notice of such failure is given to the Company by the Required Holder(s); or

(vii)                           the Company or any Significant Subsidiary makes a general assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

(viii)                        any decree or order for relief in respect of the Company or any Significant Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the “Bankruptcy Law”), of any jurisdiction; or

(ix)                                the Company or any Significant Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Significant Subsidiary, or of any substantial part of the assets of the Company or any Significant Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Significant Subsidiary under the Bankruptcy Law of any other jurisdiction; or

(x)                                   any such petition or application described in clause (ix) of this paragraph 7A is filed, or any such case or proceedings described in clause (ix) of this paragraph 7A are commenced, against the Company or any Significant Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(xi)                                any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days: or

(xii)                             any order, judgment or decree is entered in any proceedings against the Company or any Significant Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Significant Subsidiary or which requires the divestiture of assets, or stock of a Significant Subsidiary, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(xiii)                          one or more final judgments in an aggregate amount in excess of $50,000,000 is rendered against the Company or any Significant Subsidiary and either (a) enforcement proceedings have been commenced by any creditor upon any such judgment or (b) within 60 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

(xiv)                         (a) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (b) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of such proceedings, (c) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (d) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or (e) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, and that, in the case of any event or events described in clause (a) through (e), in the opinion of the Required Holder(s), when taken individually or in the aggregate, would result in a Material Adverse Effect;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and the Facility shall automatically terminate, and (c) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, and Prudential may at its option, by notice in writing to the Company, terminate the Facility.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and without the occurrence of an Event of Default and that the provision for payment of Yield-Maintenance Amount by the Company in the event the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

7B.                             Rescission of Acceleration.  At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the Default Rate, (ii) the Company

shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11D, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement.  No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

7C.                             Other Remedies.  Except as otherwise provided in this paragraph 7C, no holder of any Note shall have any right to exercise any remedy available to such holder under this Agreement, any Note or applicable law unless approved by the Required Holder(s).  Notwithstanding the foregoing, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Note on or after the due dates expressed in such Note, or in the case of prepayment on the date of prepayment, and to institute suit for the enforcement of any such payment, and such rights shall not be impaired or affected without the consent of such holder.  In addition to the rights referred to in the immediately preceding sentence, if any Event of Default or Default shall occur and be continuing, with the approval of the Required Holder(s) the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contain in this Agreement or in aid of the exercise of any power granted in this Agreement.  No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

8.                                      REPRESENTATIONS, COVENANTS AND WARRANTIES.  The Company represents and warrants, and, with respect to the first sentence of paragraph 8B, paragraph 8G(b) and paragraph 8I, covenants, as follows:

8A(1).              Organization.  The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and each Significant Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is organized.  The Company and each of its Significant Subsidiaries have duly qualified or been duly licensed, and are authorized to do business and are in good standing, in each jurisdiction in which the ownership of their respective properties or the nature of their respective businesses makes such qualification or licensing necessary and in which the failure to be so qualified or licensed would reasonably be expected to have a Material Adverse Effect.

8A(2).              Power and Authority.  The Company and each Significant Subsidiary has all requisite corporate, limited liability company or partnership, as the case may be, power to own or hold under lease and operate their respective properties which it purports to own or hold under lease and to conduct its business as currently conducted and as currently proposed to be conducted.  The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement and the Notes.  The execution, delivery and performance of this Agreement and the Notes has been, or in the case of the Notes at the time of issuance will be, duly authorized by all requisite corporate action, and this Agreement and the Notes have been, or in the case of the Notes at the time of issuance will be, duly executed and delivered by authorized officers of the Company and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8B.                             Financial Statements.  The Company has furnished to Prudential and will furnish to each Purchaser of any Note the following financial statements, identified by a principal financial officer of the Company:  (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 of each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, stockholders’ equity and cash flows for each such year, all reported on by KPMG LLP (or such other nationally recognized accounting firm as may be reasonably acceptable to Prudential and the Required Holder(s)) and (ii) consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been released) and consolidated statements of income, stockholders’ equity and cash flows for each such quarterly period and for the comparable quarterly period in the preceding fiscal year.  The balance sheets fairly present the financial condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders’ equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries for the periods indicated.  There has been no material adverse change in the business, condition (financial or otherwise), operations or properties of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal quarter for which such financial statements had been furnished to Prudential at the time of the execution of this Agreement by Prudential (in the case of the making of this representation at the time of the execution of this Agreement), or, in the case of the making of this representation at the time of the issuance of a Series of Shelf Notes, since the end of the most recent fiscal quarter for which financial statements described in clause (i) or clause (ii) of this paragraph 8B had been provided to Prudential prior to the time Prudential provided the interest rate quote to the Company pursuant to paragraph 2D with respect to such Series of Shelf Notes.

8C.                             Actions Pending.  There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Effect.

8D.                             Outstanding Debt.  Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by paragraphs 6A and 6D.  There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

8E.                               Title to Properties.  The Company has and each of its Significant Subsidiaries has good title to its respective real properties that are material to the business of the Company and its Subsidiaries taken as a whole (other than properties which it leases) and good title to all of its other respective properties and assets that are material to the business of the Company and its Subsidiaries taken as a whole, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B.  All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

8F.                               Taxes.  The Company has, and each of its Subsidiaries has, filed all Federal income tax returns and all other material tax returns that are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being actively contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

8G.                             Conflicting Agreements and Other Matters.  The Company has disclosed to Prudential and the Required Holder(s) all agreements, instruments, and corporate or other restrictions to which the Company or any of its Subsidiaries is subject, and all other matters known to the Company, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  The execution, delivery and performance by the Company of this Agreement, the Notes and the other Transaction Documents to which it is a party (a) will not violate any requirements of law applicable to the Company or any of its Subsidiaries or any judgment, order or ruling or any governmental authority, (b) will not violate or result in a default under any indenture, or any agreement or other instrument involving an amount in excess of $1,000,000, binding on the Company or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Company or any Subsidiary, provided that the Company covenants that it will, and will cause each of its Subsidiaries to, use its best efforts to resolve any claims arising from any such violation or default or claimed violation or default under any agreement or instrument regardless of the amount involved, or (c) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.  Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary in an outstanding or committed amount in excess of $5,000,000, any agreement relating thereto or any other contract or agreement involving an amount in excess of $5,000,000 (including its organizational documents regardless of amount) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto (as such Schedule 8G may have been modified from time to time by written supplements thereto delivered by the Company and accepted in writing by Prudential).

8H.                             Offering of Notes.  Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

8I.                                  Use of Proceeds. The proceeds of any Series of Shelf Notes will be used as specified in the Request for Purchase with respect to such Series.  None of the proceeds of the sale of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any “margin stock” as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called “margin stock”) or for the purpose of maintaining, reducing or retiring any Debt which was originally incurred to purchase or carry any stock that is then a margin stock or for any other purpose which might constitute the sale or purchase of any Notes a “purpose credit” within the meaning of such Regulation U.  Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets.  The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.  Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any Note to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

8J.                               ERISA.  No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan).  No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or could reasonably be expected to be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.  Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or could reasonably be expected to be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.  The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code.  The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser’s representation in paragraph 9B.

8K.                             Governmental Consent.  Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Day for any Notes with the

Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

8L.                              Compliance with Environmental and Other Laws.  Other than as set forth in the report on Form 10-K most recently filed by the Company with the Securities and Exchange Commission prior to the time this representation is being made and any reports on Form 10-Q or Form 8-K filed by the Company with the Securities and Exchange Commission subsequent to such Form 10-K, the operations and properties of the Company and its Subsidiaries do not violate any federal, state, local, foreign and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including, without limitation, those relating to protection of the environment, except, in any such case, where failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

8M.                           Regulatory Status.  Neither the Company nor any of its Subsidiaries is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or (ii) a “public utility” within the meaning of the Federal Power Act, as amended.

8N.                             Permits and Other Operating Rights. Each of the Company and its Subsidiaries owns, or is licensed, or otherwise has the right, to use, all material patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe on the rights of any other Person, except where such lack of ownership or license or infringement could not reasonably be expected to have a Material Adverse Effect.

8O.                            Rule 144A.  The Notes are not of the same class as securities of the Company, if any, listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

8P.                              Foreign Assets Control Regulations, Etc.

(i)                                     Neither the use of the proceeds from the sale of any Notes by the Company hereunder, nor, assuming that neither the identity of nor any action by Prudential or any Purchaser is the cause of such violation, the sale of the Notes by the Company hereunder, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(ii)                                  Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person.  The Company and its Subsidiaries are not in violation, in any material respect, of the USA Patriot Act.

(iii)                               No part of the proceeds from the sale of any Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

8Q.                            Disclosure.  None of the reports that the Company has filed with the Securities and Exchange Commission or financial statements furnished by or on behalf of the Company to Prudential or any Purchaser in connection with the negotiation of this Agreement or any other Transaction Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

8R.                             Hostile Tender Offers.  None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

9.                                      REPRESENTATIONS OF EACH PURCHASER.  Each Purchaser represents as follows and will represent to the Company in writing as of each applicable Closing Day:

9A.                             Nature of Purchase.  Such Purchaser is purchasing the Notes hereunder for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser’s property shall at all times be and remain within its control.  Such Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.  Such Purchaser represents that it is an “accredited investor” as defined in Regulation D under the Securities Act.

9B.                             Source of Funds.  At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(i)                                     the Source is an “insurance company general account” (as that term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(ii)                                  the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(iii)                               the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1, or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(iv)                              the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iv); or

(v)                                 the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

(vi)                              the Source is a governmental plan; or

(vii)                           the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

(viii)                        the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

10.                               DEFINITIONS; ACCOUNTING MATTERS.  For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

10A.                      Yield-Maintenance Terms.

“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or paragraph 4E or is declared to be or otherwise becomes due and payable pursuant to paragraph 7A, as the context requires.

“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the third Business Day preceding the Settlement Date with respect to such Called Principal for the most recent actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as “Page PX1” on the Bloomberg Financial Markets service provided by Bloomberg L.P. (or such other display as may replace Page PX1 on Bloomberg Financial Markets or, if the Bloomberg Financial Markets service shall cease to report such yields or shall cease to be Prudential Capital Group’s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group’s customary source of such information), or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable (including by way of interpolation), the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the third Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called

Principal as of such Settlement Date.  In the case of each determination under clause (i) or (ii) of the preceding sentence, such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.

“Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or paragraph 4E or is declared to be or otherwise becomes due and payable pursuant to paragraph 7A, as the context requires.

“Yield-Maintenance Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal.  The Yield-Maintenance Amount shall in no event be less than zero.

10B.                      Other Terms.

“Acceptance” shall have the meaning given in paragraph 2E hereof.

“Acceptance Day” shall have the meaning given in paragraph 2E hereof.

“Acceptance Window” shall mean, with respect to any interest rate quotes provided by Prudential pursuant to paragraph 2D, the time period designated by Prudential as the time period during which the Company may elect to accept such interest rate quotes.  If no such time period is designated by Prudential with respect to any such interest rate quotes, then the Acceptance Window for such interest rate quotes will be 2 minutes after the time Prudential shall have provided such interest rate quotes to the Company.

“Accepted Note” shall have the meaning given in paragraph 2E hereof.

“Acquisition” shall mean any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Affiliate” shall mean (i) with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first Person, except a Subsidiary of the Company shall not be an Affiliate of the Company, and (ii) with respect to Prudential, shall include any managed account, investment fund or other vehicle for which Prudential Financial, Inc. or any Affiliate of Prudential Financial, Inc. then acts as investment advisor or portfolio manager.  A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Authorized Officer” shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, its treasurer, any vice president of the Company designated as an “Authorized Officer” of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an Officer’s Certificate executed by the Company’s chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential or any Prudential Affiliate, any Person designated as an “Authorized Officer” of Prudential and Prudential Affiliates in the Information Schedule or any Person designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of Prudential’s Authorized Officers or a lawyer in Prudential’s law department.  Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential or any Prudential Affiliate in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential or any Prudential Affiliate by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential or such Prudential Affiliate and whom the Company in good faith believes to be an Authorized Officer of Prudential or such Prudential Affiliate at the time of such action shall be binding on Prudential or such Prudential Affiliate even though such individual shall have ceased to be an Authorized Officer of Prudential or such Prudential Affiliate.

“Available Facility Amount” shall have the meaning given in paragraph 2A hereof.

“Bankruptcy Law” shall have the meaning given in clause (viii) of paragraph 7A hereof.

“Borrowed Debt” shall mean, as of any date, with respect to the Company and its Subsidiaries, (a) the sum of (v) obligations for borrowed money and obligations evidenced by bonds, debentures, notes or other similar instruments, (w) Invested Amounts, (x) obligations in respect of acceptances, letters of credit or similar extensions of credit, in each case when issued, (y) Capitalized Lease Obligations, and (z) Synthetic Lease Obligations.

“Business Day” shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2C hereof only, a day on which Prudential is not open for business.

“Canada Starch” shall mean Canada Starch Operating Company, Inc., a company constituted under the federal laws of Canada.

“Cancellation Date” shall have the meaning given in paragraph 2H(iv) hereof.

“Cancellation Fee” shall have the meaning given in paragraph 2H(iv) hereof.

“Capitalized Lease” shall mean any lease the obligations of the lessee under which constitute Capitalized Lease Obligations.

“Capitalized Lease Obligation” shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

“Change of Control” shall mean (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Company; or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Company (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by 66-2/3% of the remaining members of the board of directors of the Company or (y) nominated for election by a majority of the remaining members of the board of directors of the Company and thereafter elected as directors by the shareholders of the Company) or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, the then current power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

“Closing Day” shall mean, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance for such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2F, the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in paragraph 2H(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Confirmation of Acceptance” shall have the meaning given in paragraph 2E.

“Consolidated” refers to the consolidation of the accounts of the Company and its Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation, consistent with those applied in the preparation of the Consolidated financial statements referred to in paragraph 8B.

“Credit Agreement” shall mean that certain Revolving Credit Agreement dated as of April 26, 2006, among the Company, Canada Starch, the lenders from time to time party thereto, SunTrust Bank, as Administrative Agent, U.S. Issuing Bank and U.S. Swing Line Lender, Bank of Montreal, as Canadian Funding Agent, Canadian Issuing Bank and Canadian Swing Line Lender, Harris N.A., as Syndication Agent, Coöperatieve Centrale Raiffeisen Boerenleenbank B.A., “Rabobank International” New York Branch, ING Capital LLC, and AgFirst Farm Credit Bank as Co-Documentation Agents and SunTrust Capital Markets, Inc., as Sole Book Manager and Lead Arranger, as amended by that certain First Amendment to Revolving Credit Agreement dated as of October 30, 2007 and that certain Second Amendment to Revolving Credit Agreement dated as of December 28, 2007.

“Creditors’ Guarantee” shall have the meaning given in paragraph 5J hereof.

“Debt” of any Person shall mean, without duplication, (i) obligations of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (iv) obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) Capitalized Lease Obligations of such Person, (vi) obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, in each case when issued, (vii) guaranties by such Person of the type of indebtedness described in clauses (i) through (vi) above, (viii) all indebtedness of a third party secured by any lien on property owned by such Person, whether or not such indebtedness has been assumed by such Person; provided that to the extent recourse is limited to recovery against a specific asset, the amount of such indebtedness shall be the lesser of (a) the amount of such lien and (b) the fair market value of such asset, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock or equity interests of such Person, (x) all Synthetic Lease Obligations and Invested Amounts of such Person and (xi) all net obligations under any Hedge Agreement.

“Default” shall mean any of the events specified in paragraph 7A, whether or not any requirement for such event to become an Event of Default has been satisfied.

“Default Rate” shall mean, with respect to any Note, a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 2.00% per annum above the rate of interest stated in such Note, or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its Prime Rate.

“Delayed Delivery Fee” shall have the meaning given in paragraph 2H(iii) hereof.

“EBITDA” shall mean, for any period, an amount equal to Consolidated net income (or net loss) of the Company plus, to the extent deducted in determining Consolidated net income for such period, the sum of (a) net interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) non-recurring, non-cash charges and non-cash restructuring charges and (f) minority interest earnings, minus, to the extent included in determining Consolidated net income for such period, the sum of (y) minority interest losses and (z) non-recurring, non-cash gains and non-cash restructuring gains, in each case determined in accordance with GAAP by reference to the Consolidated financial statements of the Company required to be delivered pursuant to paragraph 5A.  If the Company or a Subsidiary consummates or has consummated an Acquisition during any Measurement Period, then, except as otherwise provided in the sentence next following, for the purposes of calculating the Leverage Ratio and the Interest Coverage Ratio for such Measurement Period EBITDA for such Measurement Period shall be adjusted on a proforma basis in a manner reasonably satisfactory to Prudential and the Required Holder(s) to give effect to such Acquisition as though such Acquisition had been consummated as of the first day of such Measurement Period.  The provisions of the immediately preceding sentence shall cease to be in effect at the time of the extension of the term of the loan commitment under, or the replacement or refinancing of, the Credit Agreement unless the terms of the Credit Agreement, after giving effect to such extension, or the terms of the agreement governing the credit facility that replaced or refinanced the Credit Agreement, as the case may be, provide for a proforma adjustment to EBITDA (or comparable term used in the Credit Agreement or such agreement, as the case may be) for the purposes of determining compliance by the Company with any covenants therein that are comparable to the provisions of paragraph 6A(1) or 6A(2) of this Agreement that is the same in substance as the provisions of the immediately preceding sentence, and the provisions of the immediately preceding sentence shall thereafter continue in effect only so long as such terms in the Credit Agreement or such agreement, as the case may be, providing for such proforma adjustment remain in effect.

“Electronic Delivery” shall have the meaning given in paragraph 5B(i) hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

“Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Facility” shall have the meaning given in paragraph 2A hereof.

“Guarantee” shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation.

“Hedge Agreements” shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

“Hedge Treasury Note(s)” shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential in its reasonable judgment) most closely matches the duration of such Accepted Note.

“Hostile Tender Offer” shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

“including” shall mean, unless the context clearly requires otherwise, “including without limitation”, whether or not so stated.

“Institutional Investor” shall mean any insurance company, commercial, investment or merchant bank, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company, licensed broker or dealer, “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act) or “accredited investor” (as such term is defined in Regulation D promulgated under the Securities Act).

“Interest Coverage Ratio” shall mean, for any Measurement Period, the ratio of Consolidated EBITDA of the Company and its Subsidiaries during such Measurement Period to net interest expense of all Debt during such Measurement Period by the Company and its Subsidiaries as determined in accordance with GAAP.

“Issuance Fee” shall have the meaning given in paragraph 2H(ii) hereof.

“Issuance Period” shall have the meaning given in paragraph 2B hereof.

“Invested Amounts” shall mean the amounts invested by investors, other than Affiliates of the Company, in connection with receivables securitization programs to which accounts receivable originated by the Company or its Subsidiaries are subject, where such invested amounts are in part reduced by the aggregate amounts received by such investors from the payment of amounts owing in connection with such accounts receivable originated by the Company or its Subsidiaries.

“knowledge” of the Company shall mean the actual knowledge of any of the executive officers of the Company.

“Leverage Ratio” shall mean, for any Measurement Period, the ratio of Consolidated Net Borrowed Debt of the Company as of the last day of such Measurement Period to Consolidated EBITDA of the Company and its Subsidiaries during such Measurement Period, as determined in accordance with GAAP by reference to the Consolidated financial statements of the Company required to be delivered pursuant to paragraph 5A.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof (including Capitalized Leases)).

“margin stock” shall have the meaning given in paragraph 8I.

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, condition (financial or otherwise), operations or properties of the Company and its Subsidiaries, taken as a whole, (ii) the rights and remedies of the holders of the Notes under this Agreement, the Notes or any other Transaction Document or (iii) the ability of the Company to perform its obligations under this Agreement, the Notes or any other Transaction Document.

“Measurement Period” shall mean, as of any date of determination, the most recently completed four consecutive fiscal quarters of the Company ending on or immediately prior to such date.

“Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA.

“Net Borrowed Debt” shall mean, as of any date, with respect to the Company and its Subsidiaries, (a) Borrowed Debt minus (b) cash on the Consolidated balance sheet of the Company to the extent cash exceeds $50,000,000.

“Notes” shall have the meaning given in paragraph 1 hereof.

“Officer’s Certificate” shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

“Plan” shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

“Primary Debt Obligations” shall mean any Borrowed Debt of the Company outstanding under any agreement where (i) the aggregate outstanding principal amount of all such Debt issued or outstanding under such agreement equals or exceeds $50,000,000, or (ii) the aggregate amount of the commitments to provide loans or financial accommodations to the Company under such agreement equals or exceeds $50,000,000.

“Prudential” shall have the meaning given in the address block of this Agreement.

“Prudential Affiliate” shall mean any Affiliate of Prudential.

“Purchasers” shall mean, with respect to any Accepted Notes, the Prudential Affiliate(s) which are purchasing such Accepted Notes.

“Request for Purchase” shall have the meaning given in paragraph 2C hereof.

“Required Holder(s)” shall mean the holder or holders of more than 50% of the aggregate principal amount of the Notes or, if the term is expressly used with respect to a Series of Notes, of such Series of Notes from time to time outstanding.

“Rescheduled Closing Day” shall have the meaning given in paragraph 2G hereof.

“Responsible Officer” shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series” shall have the meaning given in paragraph 1 hereof.

“Shelf Notes” shall have the meaning given in paragraph 1 hereof.

“Significant Holder” shall mean (i) Prudential, (ii) each Purchaser, so long as such Purchaser or any  of its Affiliates shall hold (or be committed under this Agreement to purchase) any Note, or (iii) any other Person which, together with its Affiliates, is the holder of at least 10% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

“Significant Subsidiary” shall mean a Subsidiary that would constitute a “significant subsidiary” of the Company with the meaning of Rule 1.02(w) of Regulation S-X as promulgated by the Securities and Exchange Commission.

“Structuring Fee” shall have the meaning given in paragraph 2H(i) hereof.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors, board of managers or persons performing similar functions of such entity (irrespective of whether at the time capital stock or other equity interests of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Synthetic Lease Obligations” shall mean the monetary obligation of a Person under a synthetic, off-balance sheet or tax retention lease or any other monetary obligation arising under a similar transaction.

“Transaction Documents” shall mean this Agreement, the Notes, and the other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company or any Subsidiary or Affiliate in connection with this Agreement.

“Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

“USA Patriot Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct

Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Voting Stock” shall mean, with respect to any corporation, any shares of stock of such corporation (or, with respect to any other type of entity, equivalent interests therein) whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (or equivalent governing body of such other type of entity), irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

“Wholly-Owned Subsidiary” shall mean any Subsidiary of the Company all of the outstanding capital stock or other equity interests of every class of which is owned by the Company or another Wholly-Owned Subsidiary of the Company, and which has outstanding no options, warrants, rights or other securities entitling the holder thereof (other than the Company or a Wholly-Owned Subsidiary) to acquire shares of capital stock or other equity interests of such Subsidiary.

10C.       Accounting and Legal Principles, Terms and Determinations.  All references in this Agreement to “GAAP” or “generally accepted accounting principles” shall be deemed to refer to generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited consolidated financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.  Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should such citation, section or form be modified, amended or replaced.  Notwithstanding the foregoing or any other provision of this Agreement providing for any amount to be determined in accordance with generally accepted accounting principles, for all purposes of this Agreement the outstanding principal amount of any Borrowed Debt of the Company or any Subsidiary and any determination of the net income (or net loss), equity or assets of the Company shall not take into account any effect of any election to mark any such outstanding Borrowed Debt of the Company or any Subsidiary to market value; provided that the requirements of this sentence shall only be applicable if compliance with the provisions of this sentence would cause a Default or an Event of Default to be in existence in circumstances where such Default or Event of Default would not otherwise have been in existence.

11.          MISCELLANEOUS.

11A.       Note Payments.  The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to (i) such Purchaser’s account or accounts specified in the Confirmation of Acceptance with respect to such Note in the case of any Shelf Note or (ii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment.  Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid.  The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A.  No holder shall be required to present or surrender any Note or otherwise make any notation except as provided above, except that upon the written request of the Company made concurrently with or reasonably promptly after the payment or prepayment in full of any Note, the applicable holder shall surrender such Note for cancellation, reasonably promptly after such request, to the Company at its principal office.

11B.       Expenses.  Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all reasonable and invoiced out-of-pocket expenses arising in connection with such transactions, including:

(i)            (a) all stamp and documentary taxes and similar charges, (b) costs of obtaining a private placement number from Standard and Poor’s Ratings Group for the Notes and (c) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents to the extent such have been engaged by the Company or any Subsidiary, in each case as a result of the execution and delivery of this Agreement or the issuance of the Notes;

(ii)           document production and duplication charges and the fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with (a) this Agreement and the transactions contemplated hereby and (b) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement, whether or not such proposed waiver, amendment, modification or consent shall be effected or granted;

(iii)          the costs and expenses, including attorneys’ and financial advisory fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or such Transferee’s having acquired any Note, including without limitation costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case;  and

(iv)          any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

With respect to any attorneys’ costs and expenses, Prudential or such Purchaser or Transferee will provide the Company with a summary of the total time billed by each time keeper and each time keeper’s billing rate.

The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

11C.       Confidentiality.  For the purposes of this paragraph 11C, “Confidential Information” means information delivered to Prudential, any Purchaser or any Affiliate thereof by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature, provided that such term does not include information that (a) was publicly known or otherwise known to the recipient prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the recipient or any person acting on behalf of the recipient, (c) otherwise becomes known to the recipient through disclosure from a Person (other than the Company or a Subsidiary) that the recipient in good faith believes is not subject to a restriction on disclosure with respect to such information, other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to Prudential or any Purchaser under paragraph 5A that are otherwise publicly available.  Prudential and each Purchaser agrees to maintain the confidentiality of such Confidential Information, provided that such Confidential Information may be delivered or disclosed to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates, (to the extent such disclosure reasonably relates to the administration of the investment represented by the Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 11C, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11C), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11C), (vi) any federal or state authority having regulatory jurisdiction over such Person and where such Person has a reasonable need to disclose such Confidential Information to such authority, (vii) the National Association of Insurance Commissioners or the Securities Valuation Office of the National Association of Insurance Commissioners or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any applicable law, rule, regulation or order, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Person is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of its rights and remedies under the Notes and this Agreement, provided that, to the extent practicable and lawful, before delivering or disclosing any Confidential Information under clauses (viii)(w), (viii)(x) or (viii)(y) of this paragraph 11C, prompt notice thereof shall have been given to the Company to provide the Company with a reasonable opportunity to seek an appropriate protective order with respect to such disclosure.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 11C as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this paragraph 11C.

11D.       Consent to Amendments.  This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, (i) with the written consent of the holders of all Notes of a particular Series, and, if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate, method of computation or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, in each case in any manner detrimental to, or disproportionate with respect to, any holder of a Note, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11D insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes.  Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11D, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of any Note.  Without limiting the generality of the foregoing, no negotiations or discussions in which Prudential or any holder of any Note may engage regarding any possible amendments, consents or waivers with respect to this Agreement or the Notes shall constitute a waiver of any Default or Event of Default, any term of this Agreement or any Note or any rights of Prudential or any such holder under this Agreement or the Notes.  As used herein and in the

Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

11E.        Form, Registration, Transfer and Exchange of Notes; Lost Notes.  The Notes are issuable as registered notes without coupons in denominations of at least $500,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $500,000 or (ii) enable the registration of transfer by a holder of its entire holding of Notes; provided, however, that no such minimum denomination shall apply to Notes issued upon transfer by any holder of the Notes to Prudential or Prudential Affiliates or to any other entity or group of Affiliates, with respect to which the Notes so issued or transferred shall be managed by a single entity.  The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes.  Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees.  Notwithstanding the foregoing, so long as no Default or Event of Default shall be in existence, the Company shall have the right to consent to any transfer of any Note (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that to the extent that the Company shall not have the right to consent to the transfer of the lenders’ rights and obligations under the Company’s primary bank facility or of any promissory notes privately placed by the Company except during the continuance of an event of default thereunder, then the Company shall notify Prudential and the holders of the Notes thereof and, at the option of the Required Holder(s), the foregoing right to consent to any transfer of any Note hereunder shall be suspended until the Company shall again have such right to consent under its primary bank facility and all private placements of promissory notes.  At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company.  Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive.  Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder’s attorney duly authorized in writing.  Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange.  Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

11F.        Persons Deemed Owners; Participations.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.  Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

11G.       Survival of Representations and Warranties; Entire Agreement.  All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee.  Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

11H.       Successors and Assigns.  All covenants and other agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

11I.         Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Note to prohibit through equitable action or otherwise the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default.

11J.        Notices.  All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to Prudential or any Purchaser, addressed to Prudential or such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto (in the case of Prudential) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Purchaser of any Shelf Notes) or at such other address as Prudential or such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such holder shall not have so specified an address to the Company, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at Corn Products International, Inc., 5 Westbrook Corporate Center, Westchester, Illinois, 60154, Attention: Kimberly A. Hunter, Treasurer, with a copy to Mary Ann Hynes, Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer at the same address, or at such other address as the Company shall have specified to the holder of each Note in writing.  If Prudential or any holder of any Note implements a procedure to receive written communications from its borrowers via electronic mail, then Prudential or such holder shall notify the Company thereof and, after such notice, delivery of written communications by the Company to Prudential or such holder by electronic mail using such procedure shall be effective for delivery under this paragraph 11J to Prudential or such holder, as applicable.  Notwithstanding the foregoing, any reports, written communications or other notices (including telephonic notices under paragraph 4C) to be given to (a) Prudential and any Prudential Affiliates may, at the option of the Company, be delivered solely to Prudential, and (b) any other group of holders of the Notes which are all Affiliates of one another may be, at the option of the Company, given solely to one such affiliated holder.  Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a facsimile transmission communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the facsimile terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other facsimile terminal as the party receiving the information shall have specified in writing to the party sending such information.

11K.       Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

11L.        Satisfaction Requirement.  If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination, except as otherwise provided in clauses (a) and (b) of paragraph 6B and paragraph 6C.

11M.       GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

11N.       SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS IN COOK COUNTY, ILLINOIS, OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING.  THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE

AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN PARAGRAPH 11J, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT.  THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION IN WHICH, UNDER APPLICABLE LAW, IN EACH CASE TO THE EXTENT SUCH RIGHT WOULD EXIST WITHOUT THE BENEFIT OF THIS PARAGRAPH, A LEGAL PROCEEDING MAY BE COMMENCED AGAINST THE COMPANY.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE NOTES BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE COMPANY HAS OR MAY HEREAFTER ACQUIRE IMMUNITY FROM JURISDICTION OF ANY OF THE AFORESAID COURTS OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE WITH RESPECT TO ITSELF OR ITS PROPERTY), THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR THE NOTES.  THE COMPANY, PRUDENTIAL AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED THEREBY.

11O.                     Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11P.                       Descriptive Headings; Advice of Counsel; Interpretation.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  Each party to this Agreement represents to the other parties to this Agreement that such party has been represented by counsel in connection with this Agreement and the Notes, that such party has discussed this Agreement and the Notes with its counsel and that any and all issues with respect to this Agreement and the Notes have been resolved as set forth herein and therein.  No provision of this Agreement or the Notes shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

11Q.                     Counterparts; Facsimile or Electronic Signatures.  This Agreement may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original, but all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

11R.                      Severalty of Obligations.  The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations.  No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

11S.                       Independent Investigation.  Each Purchaser represents to and agrees with each other Purchaser that it has made its own independent investigation of the condition (financial and otherwise), prospects and affairs of the Company and its Subsidiaries in connection with its purchase of the Notes hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Company.  No holder of Notes shall have any duties or responsibility to any other holder of Notes, either initially or on a continuing basis, to make any such investigation or appraisal or to provide any credit or other information with respect thereto.  No holder of Notes is acting as agent or in any other fiduciary capacity on behalf of any other holder of Notes.

11T.                       Directly or Indirectly.  Where any provision in this Agreement refers to actions to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

11U.                       Binding Agreement.  When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company, on one hand, and Prudential, on the other hand.  This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

[Signature Page Follows]

Very truly yours,

CORN PRODUCTS INTERNATIONAL, INC.

		By:	/s/ Cheryl K. Beebe
Name: Cheryl K. Beebe
Title: Vice President and Chief Financial Officer

		By:	/Kimberly A. Hunter
Name: Kimberly A. Hunter
Title: Corporate Treasurer

The foregoing Agreement is hereby accepted as of the date first above written.

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	G. A. Colletta
Vice President

PURCHASER SCHEDULE

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

(1)                                  All payments to Prudential shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, New York

ABA No.: 021-000-021

Account No.:  304232491

Account Name:  PIM Inc. — PCG

(2)                                  Address for all notices relating to payments:

Prudential Investment Management, Inc.
c/o The Prudential Insurance Company of America
Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, New Jersey 07102-4077

Attention:  Manager

(3)                                  Address for all other communications and notices:

Prudential Investment Management, Inc.
c/o Prudential Capital Group
Two Prudential Plaza, Suite 5600
Chicago, Illinois 60601

Attention:  Managing Director

(4)                                  Recipient of telephonic prepayment notices:

Manager, Trade Management Group
Telephone:  (973) 367-3141
Facsimile:  (800) 224-2278

(5)                                  Tax Identification No.:  22-2540245

1

EXHIBIT A

[FORM OF SHELF NOTE]

CORN PRODUCTS INTERNATIONAL, INC.

      % SENIOR SERIES        NOTE DUE

No.
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:
PPN

FOR VALUE RECEIVED, the undersigned, Corn Products International, Inc., a corporation organized and existing under the laws of the State of Delaware (herein called the “Company”), hereby promises to pay to                                                 , or registered assigns, the principal sum of                                          DOLLARS [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year—30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above (or, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) of this Series of Notes at the Default Rate (as defined below)), from the date hereof, payable in arrears on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and, to the extent permitted by applicable law, any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.  The “Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 2.00% over the Interest Rate specified above or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its Prime Rate.

Payments of principal of, interest on and any Yield Maintenance Amount payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank, National Association, in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

A-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Private Shelf Agreement, dated as of March 25, 2010 (herein called the “Agreement”), between the Company, on the one hand, and Prudential Investment Management, Inc. and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Notwithstanding the foregoing, this Note is subject to certain transfer restrictions set forth in paragraph 11E of the Agreement.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

[The Company agrees to make required prepayments of principal on the dates and in the amounts specified above or in the Agreement.]  [This Note is [also] subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.]

The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF ILLINOIS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

CORN PRODUCTS INTERNATIONAL, INC.

By:
Title:

By:
Name:
Title:

A-2

EXHIBIT B

[FORM OF REQUEST FOR PURCHASE]

CORN PRODUCTS INTERNATIONAL, INC.

REQUEST FOR PURCHASE

Reference is made to the Private Shelf Agreement (the “Agreement”), dated as of March 25, 2010, between Corn Products International, Inc. (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto, on the other hand.  Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

Pursuant to Paragraph 2C of the Agreement, the Company hereby makes the following Request for Purchase:

1.                                       Aggregate principal amount of the Notes covered hereby (the “Notes”) $                    (1)

2.                                       Individual specifications of the Notes:

Principal
	Final	Prepayment	Interest
Principal	Maturity	Dates and	Payment
Amount	Date	Amounts	Period(2)

3.                                       Use of proceeds of the Notes:

4.                                       Proposed day for the closing of the purchase and sale of the Notes:

5.                                       The purchase price of the Notes is to be transferred to:

Name,	Address
and ABA Routing	Number of
Number of Bank	Account

6.                                       The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for

(1) Minimum principal amount of $10,000,000

(2) Specify quarterly or semiannually in arrears

B-1

Purchase, and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

7.                                       The Issuance Fee to be paid pursuant to the Agreement will be paid by the Company on the closing date.

Dated:

CORN PRODUCTS INTERNATIONAL, INC.

By:
Authorized Officer

By:
Authorized Officer

B-2

EXHIBIT C

[FORM OF CONFIRMATION OF ACCEPTANCE]

CORN PRODUCTS INTERNATIONAL, INC.

CONFIRMATION OF ACCEPTANCE

Reference is made to the Private Shelf Agreement (the “Agreement”), dated as of March 25, 2010 between Corn Products International, Inc. (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto, on the other hand.  All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2E and 2G of the Agreement relating to the purchase and sale of such Notes and by the provisions of the second sentence of paragraph 11A of the Agreement.

Pursuant to paragraph 2E of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.                                         Accepted Notes:  Aggregate principal amount $
(A)                              (a)  Name of Purchaser:

(b)  Principal amount:

(c)  Final maturity date:

(d)  Principal prepayment dates and amounts:

(e)  Interest rate:

(f)  Interest payment period:

(g)  Payment and notice instructions: As set forth on attached Purchaser Schedule

(B)                                (a) Name of Purchaser:

(b) Principal amount:

(c) Final maturity date:

(d) Principal prepayment dates and amounts:

(e) Interest rate:

(f) Interest payment period:

(g) Payment and notice instructions: As set forth on attached Purchaser Schedule

[(C), (D)                                                same information as above.]

II.                                     Closing Day:

III.                                 Issuance Fee:

Dated:

C-1

CORN PRODUCTS INTERNATIONAL, INC.

By:
Title:

By:
Title:

[PRUDENTIAL AFFILIATE]

By:
Vice President

C-2